UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Board of Directors of Alliance Semiconductor Corporation (the Company) acted on March 2, 2006 to appoint Melvin L. Keating as the President and Chief Executive Officer of the Company, effective immediately.
Mr. Keating, 58, had been serving as Interim President and Chief Executive Officer of the Company since December 1, 2005 and in addition, served as Interim Chief Financial Officer from December 1, 2005 until January 13, 2006. Prior to that, Mr. Keating served as a special consultant to the Company beginning in October 2005, reporting directly to the Board of Directors. Immediately prior to joining the Company, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx, Inc. (NASDAQ: QVDX) from April 2004 to September 2005. Prior to Quovadx from 1997 to 2004, Keating served as a strategy consultant to Warburg Pincus Equity Partners, a private equity and venture capital firm, where he sourced deals and performed due diligence. From 1995 to 1997, Mr. Keating served as President and CEO of Sunbelt Management, a $1 billion net worth private company that owns and manages commercial and retail properties and is the largest landlord of Target Stores. From 1986 to 1995, Mr. Keating served as Senior Vice President — Finance and Administration of Olympia & York Companies (and its successors), a $20 billion private company that developed NYC’s World Financial Center and London’s Canary Wharf. From 2001 to 2004, Mr. Keating served on the Board of Price Legacy Corporation, a REIT he helped create while at Warburg Pincus. In addition he serves on the Board of Plymouth Rubber Company. Mr. Keating holds two Masters degrees from the University of Pennsylvania, Wharton School.
As disclosed on a Current Report on Form 8-K filed with the Securities Exchange Commission on December 5, 2005, Mr. Keating entered into an employment agreement and stock option agreement with the Company effective as of December 1, 2005. The key terms of Mr. Keating’s employment agreement with the Company were previously disclosed in the above-referenced Form 8-K, and copies of the employment agreement and stock option agreement were filed as exhibits therewith.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On March 8, 2006, the Company’s Board of Directors adopted March 31 as its fiscal year end (with fiscal quarters to end on the last day of the calendar months of June, September and December), effective immediately. Previously, the Company’s fiscal year end had been established as the fourth Saturday of March. The Company intends to include the brief transitional period of six days between March 26 and March 31, 2006, in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
Item 7.01 Regulation FD Disclosure
On March 8, 2006, the Company’s Board of Directors appointed Bryant R. Riley as an unsalaried Chairman of the Board following the resignation of N. Damodar Reddy as Chairman of the Board effective March 7, 2006. Mr. Reddy, whose resignation was accepted by the Board on March 8, 2006, continues to serve as a member of the Board of Directors. The Company issued a press release on March 8, 2006, announcing these changes and the appointment of Mr. Keating to the office of President and Chief Executive Officer, as described above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 3, 2006, the Company announced that it had made progress with respect to several separate potential asset sales involving its operating business units, including receiving a number of indications of interest from third parties and becoming party to one non-binding letter of intent. Since that time, the Company has become party to an additional non-binding letter of intent relating to the potential sale of an additional business unit.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: March 8, 2006	By:	/S/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 8, 2006.